UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2010

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

KEARNY FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01  Completion of Acquisition or Disposition of Assets

On November 30, 2010, Kearny Financial Corp. (the “Registrant”) completed its acquisition of Central Jersey Bancorp (“Central Jersey”) and its wholly owned subsidiary, Central Jersey Bank, National Association (“Central Jersey Bank”) as contemplated by the Agreement and Plan of Merger, dated as of May 25, 2010, by and among the Registrant, Kearny Federal Savings Bank, Central Jersey and Central Jersey Bank (the “Agreement”).  The Registrant acquired all of the outstanding shares of Central Jersey for an aggregate cash consideration of $70.5 million ($7.50 per share).  The preceding is qualified in its entirety by reference to the Agreement, incorporated herein by reference from Exhibit 2.1 to this Current Report on Form 8-K and to the Registrant’s press release dated November 30, 2010, filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions. Not Applicable

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 25, 2010, by and among  the Registrant, Kearny Federal Savings Bank, Central Jersey and Central Jersey Bank (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2010 (Commission File No. 0-51093))

99.1	Registrant’s press release dated November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: November 30, 2010	By:	/s/ Craig L. Montanaro
Craig L. Montanaro President and Chief Operating Officer